Exhibit 1.1

EXECUTION COPY

3,505,987 Shares

EVERCORE PARTNERS INC.

Class A Common Stock

UNDERWRITING AGREEMENT

August 4, 2009

Goldman, Sachs & Co.

As representative of the several Underwriters

named in Schedule 1 attached hereto,

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Evercore Partners Inc., a Delaware corporation (the “Company”), proposes to sell to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) 3,236,338 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and the stockholders of the Company named in Schedule 2 attached to this Agreement (the “Selling Stockholders”) propose to sell to the Underwriters an aggregate of 269,649 shares of Class A Common Stock. The aggregate of 3,505,987 shares to be sold by the Company and the Selling Stockholders is hereinafter collectively called the “Firm Stock.” In addition, the Company and the Selling Stockholders propose to grant to the Underwriters options to purchase up to an aggregate of 525,897 additional shares of the Class A Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” The Company will use the proceeds that it receives from the sale of Firm Stock hereunder to purchase an aggregate of 3,236,338 partnership units of Evercore LP, a Delaware limited partnership and direct subsidiary of the Company (“Evercore LP”), from certain partners of Evercore LP (the “Selling Unitholders”) pursuant to Unit Purchase Agreements (the “Unit Purchase Agreements”) between the Company and such Selling Unitholders. In addition, to the extent that the Underwriters exercise their option to purchase Shares of Option Stock, the Company will the use the proceeds that it receives from the sale of Option Stock hereunder to purchase partnership units from the Selling Unitholders pursuant to the Unit Purchase Agreements in an amount equal to the number of shares of Option Stock issued and sold by the Company. This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

1. Representations, Warranties and Agreements of the Company and Evercore LP. The Company and Evercore LP, jointly and severally represent, warrant and agree that:

(a) A registration statement on Form S-3 relating to the Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission

(the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to Goldman, Sachs & Co. as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 6:30 P.M. (New York City time) on the date of this Agreement;

(ii) “Basic Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Stock;

(iii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(v) “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Stock filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vi) “Pricing Disclosure Package” means the Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule 3(a) hereto, taken together;

(vi) “Pricing Prospectus” means the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time;

(vii) “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii) “Registration Statement” means the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Stock that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective.

Any reference to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Basic Prospectus, Pricing Prospectus, Preliminary Prospectus

or Prospectus, as the case may be. Any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Stock filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.

(b) The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405). The Company has met all the requirements for filing on Form S-3.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. None of such documents, when filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule 3(b) hereto

(e) The Pricing Disclosure Package, when considered together with the price of the Stock as set forth on the cover page of the Prospectus and the disclosures directly related thereto and the number of shares of Stock to be sold as set forth on the cover page of the Prospectus, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Prospectus and the price of the Stock and the disclosures directly relating thereto and the number of shares of Stock to be sold as set forth on the cover page of the Prospectus, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(h) Each of the Company and each of its subsidiaries that is a “significant subsidiary” (as defined in Rule 405) (collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing (to the extent such concept exists) as a corporation or other entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other entity (to the extent such concepts exist) in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is not listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 other than subsidiaries that in the aggregate would not be considered a Significant Subsidiary.

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as described in or contemplated by the Pricing Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. The partnership units of Evercore LP owned by the Company have been duly authorized and validly issued and are owned by the Company free and clear of all liens, encumbrances, equities and claims except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each subsidiary of Evercore LP owned directly or indirectly by Evercore LP have been duly authorized and validly issued, and, to the extent such concept is applicable, are fully paid and non-assessable and, except as set forth in each of the Pricing Prospectus and the Prospectus, are owned directly or indirectly by Evercore LP free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. Evercore LP has all requisite limited partnership power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and Evercore LP.

(l) The execution, delivery and performance of this Agreement by the Company and Evercore LP, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the Pricing Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, Evercore LP and their subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company, Evercore LP or any of their subsidiaries is a party or by which the Company, Evercore LP or any of their subsidiaries is bound or to which any of the property or assets of the Company, Evercore LP or any of their subsidiaries is subject, except for any such conflict, breach, violation, lien, charge, encumbrance or default that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, Evercore LP or any of their subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Evercore LP or any of their subsidiaries or any of their properties or assets.

(m) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company, Evercore LP or any of their subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and Evercore LP, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the Pricing Prospectus and the Prospectus, except for (i) the registration of the Stock under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as have been obtained and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters.

(n) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(o) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(p) Except as disclosed in the Pricing Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Since the date as of which information is given in the Pricing Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) except as may otherwise be described in the Pricing Prospectus, entered into any material transaction not in the ordinary course of business or (iii) except as may otherwise be described in the Pricing Prospectus, declared or paid any dividend on its capital stock.

(r) The historical financial statements (including the related notes) included or incorporated by reference, as the case may be, in the Pricing Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, (i) the financial position of Evercore Partners Inc. as of the date indicated and (ii) the consolidated or combined financial position and the consolidated or combined results of operations and cash flows of Evercore Partners Inc. or Evercore Holdings (as defined in such financial statements), as the case may be, as of the dates and for the periods indicated, in each case in conformity with accounting principles generally accepted in the United States.

(s) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Pricing Prospectus and who have delivered the initial D&T letter referred to in Section 9(h) hereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(t) Neither the Company nor any of its subsidiaries own any real property.

(u) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company believes to be adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(v) Except as disclosed in the Pricing Prospectus, there are no legal, governmental or regulatory proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(w) There are no legal, governmental or regulatory proceedings or contracts or other documents of a character required to be described in the Registration Statement or the Pricing Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Statements made in the Pricing Prospectus under the captions “Description of Capital Stock” and “Certain Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders of Class A Common Stock”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(x) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Pricing Prospectus or the Prospectus which is not so described.

(y) Except as described in or contemplated by the Pricing Prospectus, no labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(z) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates (a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur and (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iii) neither the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a plan or premiums to the PBGC in the ordinary course and without default) in respect of a plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service regarding its tax-qualification, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; except, in the cases of (i), (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(aa) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock.

(cc) Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Except as disclosed in the Pricing Prospectus, the Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ff) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, except as disclosed in the Pricing Prospectus or as otherwise could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, except as disclosed in the Pricing Prospectus, there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The Company and each of its subsidiaries, and each of their respective officers, partners and employees, have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own the properties and conduct the businesses of the Company and each of its subsidiaries in the manner described in the Pricing Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries, and each of their respective officers, partners and employees, has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries, and each of their respective officers, partners and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, in each case as are necessary to own the properties and conduct the businesses of the Company and each of its subsidiaries in the manner described in the Pricing Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of infringement of or conflict with asserted rights of others with respect to, any of such intellectual property that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(g).

(mm) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(nn) The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(oo) (i) None of the Company or any of its subsidiaries (other than Evercore Group L.L.C.) is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state. No officer, partner or employee of the Company or any of its subsidiaries is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state, other than such officers, partners and employees of the Company or any of its subsidiaries who are so registered under the Exchange Act and in such jurisdictions as of the date hereof, except where the failure to be so registered could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Evercore Group L.L.C. is duly registered, licensed and qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder and the securities laws of each state where the conduct of its business requires such registration, except where the failure to be so registered, licensed and qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and is duly registered and is in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”). (ii) None of the Company or any of its subsidiaries (other than Protego Casa de Bolsa S.A. de C.V.) is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Securities Markets Law (Ley del Mercado de Valores) and the rules and regulations thereunder or the securities laws of Mexico. No officer, partner or employee of the Company is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Securities Markets Law (Ley del Mercado de Valores) and the rules and regulations thereunder or the securities laws of Mexico, other than such officers, partners and employees of the Company or any of its subsidiaries who are so registered under the Securities Markets Law (Ley del Mercado de Valores) and in such jurisdiction as of the date hereof. Protego Casa de Bolsa S.A. de C.V. is duly registered, licensed and qualified as a broker-dealer under the Securities Markets Law (Ley del Mercado de Valores) and the rules and regulations thereunder and the securities laws of Mexico where the conduct of its business requires such registration, and is duly registered and in good standing with the Comisión Nacional Bancaria y de Valores. (iii) None of the Company or any of its subsidiaries (other than Evercore Europe Limited) is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Financial Services and Markets Act of 2000 and the rules and regulations thereunder or the securities laws of the United Kingdom. No officer, partner or employee of the Company is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Financial Services and Markets Act of 2000 and the rules and regulations thereunder or the securities laws of the United Kingdom, other than such officers, partners and employees of the Company or any of its subsidiaries who are so registered under the Financial Services and Markets Act of 2000 and in such jurisdiction as of the date hereof. Evercore Europe Limited is duly registered, licensed and qualified as a broker-dealer under the Financial Services and Markets Act of 2000 and the rules and regulations thereunder and the securities laws of the United Kingdom where the conduct of its business requires such registration, and is duly registered and in good standing with the Financial Services Authority in the United Kingdom.

(pp) Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, required to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(qq) Each of Evercore Asset Management LLC and Evercore Wealth Management L.L.C. (the “Investment Advisor Subsidiaries”) is currently registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). None of the Company or any of its subsidiaries, other than the Investment Advisor Subsidiaries, is, or will as a result of the transactions contemplated by this Agreement be, required to register as an investment adviser under the Advisers Act, or be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it conducts business.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

(a) Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Stock other than any road show that is a free writing prospectus;

(b) Such Selling Stockholder, immediately prior to the time at which such Selling Stockholder is selling shares of Stock hereunder, will have, good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims.

(c) The Stock to be sold by such Selling Stockholder is subject to the interest of the Underwriters and the other Selling Stockholders hereunder, the arrangements made by such Selling Stockholder for the sale of such Stock hereunder are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement; and actions taken by the attorneys-in-fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the attorneys-in-fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(d) Upon delivery of security entitlements in respect of the Stock to be sold by such Selling Stockholder and payment therefor pursuant hereto (i) under Section 8-501 of the Uniform Commercial Code of New York (the “New York UCC”), the Underwriters will acquire good and valid title and a valid security entitlement in respect of such Stock and (ii) no action based on any “adverse claim,” within the meaning of Section 8-102(a)(2) of the UCC, to such Stock may be asserted against the Underwriters with respect to such security entitlement.

(e) Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar powers of attorney executed by the other Selling Stockholders, the “Powers of Attorney”) appointing Messrs. Roger C. Altman, Ralph L. Schlosstein, Eduardo G. Mestre, Adam B. Frankel and Robert B. Walsh as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

(f) Such Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and to execute and deliver the Power of Attorney.

(g) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(h) The Power of Attorney has been duly authorized executed and delivered by or on behalf of such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(i) The execution, delivery and performance of this Agreement and the Power of Attorney by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject or (ii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder.

(j) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder is required for the execution, delivery and performance of this Agreement or the Power of Attorney by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the offering of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters.

(k) Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(m) To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Pricing Disclosure Package and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will, conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,236,338 shares of the Firm Stock and each Selling Stockholder agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and from each Selling Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm

Stock to be sold by the Company and by each Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 485,450 shares of Option Stock and each Selling Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite such Selling Stockholder’s name in Schedule 2 hereto, severally and not jointly. Such options are exercisable in the event that the Underwriters sell more shares of Class A Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 5 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by the Company and each Selling Shareholder as set forth in Schedule 2 hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $19.0127 per share.

The Company and the Selling Stockholders shall not be obligated to deliver any of the Firm Stock or Option Stock, as the case may be, to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Stock being sold by the Company and the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Stockholders by the Representative; provided that if such date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the options are being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and the Selling Stockholders and payment for the Option Stock by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Stock Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered the Option Stock to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Option Stock being sold by the Company and the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company and the Selling Stockholders shall deliver the Option Stock through the facilities of DTC unless the Representative shall otherwise instruct.

6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date that is reasonably disapproved by the Representative; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is legally required at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance, which preparation and furnishing shall be without charge at any time prior to the expiration of nine months after the date hereof and at the expense of the Underwriters at any time thereafter;

(iv) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

(v) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof and prior to the completion of the distribution of the Stock any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to notify the Representative and, upon its request, to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented

Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance and, if requested, to file such documents;

(vi) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(vii) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(viii) For a period commencing on the date hereof and ending on the 150th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock, or sell or grant options, rights or warrants with respect to any shares of Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Class A Common Stock or securities convertible, exercisable or exchangeable into Class A Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, and to cause each executive officer, director and stockholder of the Company set forth on Schedule 4 hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (collectively, the “Lock-Up Agreements”); provided that, the foregoing restrictions shall not apply to (i) the Stock to be sold by the Company hereunder, (ii) shares or other securities issuable pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or as described or contemplated in the Prospectus and (iii) the issuance of shares in connection with the acquisition of, or a joint venture with, another company if both (A) each recipient of such securities shall have executed and delivered to Goldman, Sachs & Co. an agreement substantially in the form of Exhibit A hereto and (B) the aggregate number of shares issued in such transactions, taken together, does not exceed 15% of the aggregate number of shares of Class A Common Stock of the Company outstanding immediately following the offering contemplated hereby (assuming all Evercore LP partnership units then outstanding are redeemed or exchanged for newly issued shares of Class A Common Stock of the Company on a one-for-one basis); and

(ix) to apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus to purchase Evercore LP partnership units from the Selling Unitholders pursuant to the Unit Purchase Agreements; and not to amend the Unit Purchase Agreements without providing the Representative with reasonable prior notice.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its prior written consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information. For the avoidance of doubt, issuer information described in the proviso to the preceding sentence as to which the Company has not given its prior written consent is not Permitted Issuer Information.

7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

(a) To execute and furnish to the Representative, prior to the Initial Delivery Date, a Lock-Up Agreement.

(b) Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Stock other than any road show that is a free writing prospectus.

(c) To deliver to the Representative prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a “non-United States person”) or Form W-9 (if such Selling Stockholder is a “United States person”).

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock, if applicable; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the duplication and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the delivery and distribution of the Powers of Attorney and any fees and expenses of any attorney-in-fact, (f) any required review by FINRA of the terms of sale of the Stock (including reasonable related fees and expenses of counsel to the Underwriters); (g) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (h) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(vii) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the Company’s pro rata share of the cost of any aircraft (based on the respective number of Company and Underwriter representatives using such aircraft) chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, (A) the fees and expenses of counsel for the Underwriters that the Company shall pay pursuant to Sections 8(f) and (h) above shall not exceed $20,000 in the aggregate, (B) except as provided in this Section 8 and in Section 13 hereto, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters and (C) the Selling Stockholders shall pay any transfer taxes payable in connection with their respective sales of Stock to the Underwriters.

9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties contained herein given by the Company, Evercore LP and the Selling Stockholders, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or otherwise resolved to the Representative’s reasonable satisfaction.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing

Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Powers of Attorney, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Simpson Thacher & Bartlett LLP, as counsel to the Company, shall have furnished to the Representative its written opinion and letter addressed to the Underwriters and dated such Delivery Date substantially in the forms attached hereto as Exhibits B-1 and B-2.

(e) [Reserved].

(f) [Reserved].

(g) The Representative shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial D&T letter”), the Company shall have furnished to the Representative a letter (the “bring-down D&T letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down D&T letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down D&T letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial D&T letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial D&T letter.

(j) [Reserved].

(k) [Reserved].

(l) [Reserved].

(m) [Reserved].

(n) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations, warranties and agreements in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement did not, as of the Effective Date, (2) the Prospectus did not, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, when considered together with the price of the Stock and any disclosures directly relating thereto included on the cover page of the Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(o) Each Selling Stockholder (or one or more attorneys-in-fact on behalf of such Selling Stockholders) shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct on and as of such Delivery Date and that such Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(p) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or trading in any securities of the Company on any exchange or on the NASDAQ Stock Market or the American Stock Exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(s) The Lock-Up Agreements between the Representative and the officers, directors and stockholders of the Company set forth on Schedule 2, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10. Indemnification and Contribution.

(a) The Company and Evercore LP shall jointly and severally indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus presented by the Company in connection with the offering contemplated hereby (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor Evercore LP shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor Evercore LP shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or Evercore LP may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405), prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(d) (a “Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby; provided, however, that each Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement or in any Permitted Issuer Information or any Non-Prospectus Road Show in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for inclusion therein or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Stockholder Free Writing Prospectus. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the shares of the Stock purchased under the Agreement received by such Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, Evercore LP, each Selling Stockholder, the Company’s and Evercore LP’s directors, officers and employees, and each person, if any, who controls the Company or Evercore LP within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, Evercore LP, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, Evercore LP and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, Evercore LP or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Selling Stockholders or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if (i) the Company, Evercore LP, the Selling Stockholders and the Underwriters shall have so mutually agreed; (ii) the Company, Evercore LP and the Selling Stockholders have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company, Evercore LP and the Selling Stockholders; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, Evercore LP and the Selling Stockholders, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company, Evercore LP and the Selling Stockholders. If the indemnifying party does not assume the defense of such action, it is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such indemnified parties, which firms shall be designated in writing by the Representative, if the indemnified parties under this Section consist of any Underwriter, or by the Company, if the indemnified party under this Section consists of the Company, Evercore LP, any Selling Stockholder or any of the Company’s or Evercore LP’s directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the respective, relative benefits received by the Company, Evercore LP and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the respective, relative fault of the Company, Evercore LP and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The respective, relative benefits received by the Company, Evercore LP and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the respective, total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The respective, relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Evercore LP, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Evercore LP, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

11. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the

Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by written notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(p) and 9(q) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

13. Reimbursement of Underwriters’ Expenses. If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on their respective part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company and the Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Representative. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 12 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any Underwriter for its expenses.

14. Research Analyst Independence. The Company and each of the Selling Stockholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and each of the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any of the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. The Company and each of the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Selling Stockholders in connection with the offering of the Stock shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and each of the Selling Stockholders hereby waive any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department;

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Adam B. Frankel, General Counsel, Evercore Partners Inc., 55 East 52nd Street, New York, New York 10055 (Fax: 212-857-3101); and

(c) if to any Selling Stockholders, shall be delivered or sent by mail or facsimile transmission to such Selling Stockholders at the addresses set forth on Schedule 2 hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Goldman, Sachs & Co., and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, Evercore LP, the Selling Stockholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements contained herein given by the entities listed in the introduction to Section 1 and the Selling Stockholders shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement: (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing correctly sets forth the agreement among the Company, Evercore LP, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

EVERCORE PARTNERS INC.

By:	/s/Adam B. Frankel
	Name:	Adam B. Frankel
	Title:	Senior Managing Director and General Counsel

EVERCORE LP

By:	EVERCORE PARTNERS INC.,
its General Partner

	By:	/s/Adam B. Frankel
		Name:	Adam B. Frankel
		Title:	Senior Managing Director and General Counsel

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE 2 TO THIS AGREEMENT

By:	/s/Adam B. Frankel
Attorney-in-Fact
Name: Adam B. Frankel

Accepted:

GOLDMAN, SACHS & CO.

For themselves and as Representative of the several Underwriters named in Schedule 1 hereto

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock
Goldman, Sachs & Co.	2,164,947
Barclays Capital Inc.	499,603
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC	333,069
Sandler O’Neill & Partners, L.P.	333,069
Mizuho Securities USA Inc.	175,299

Total	3,505,987

SCHEDULE 2

Name and Address of Selling Stockholder*	Number of Shares of Firm Stock	Number of Shares of Option Stock
Mark A. Vander Ploeg	74,131	11,120
Stephen Schaible	55,100	8,265
Francois Maisonrouge	21,739	3,261
Anthony Fry	38,478	5,772
James R. Matthews	30,502	4,575
Ray E. Newton III	29,617	4,442
Michael Forsyth	20,082	3,012

Total	269,649	40,447

*	The address of each selling stockholder is c/o Evercore Partners Inc., 55 E. 52nd Street, 38th Floor, New York, NY 10055.

SCHEDULE 3

(a)	MATERIALS OTHER THAN THE PRICING PROSPECTUS THAT COMPRISE THE PRICING DISCLOSURE PACKAGE:

None

(b)	ADDITIONAL DOCUMENTS INCORPORATED BY REFERENCE:

None